UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

GIGA-TRONICS INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-12719	94-2656341
(State or other jurisdiction of incorporation)	Commission File No.	(IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 328-4650
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 18, 2011, Giga-tronics Incorporated (the “Company”) held its annual meeting of shareholders.  There were issued and outstanding on September 1, 2011, the record date, 5,017,032 shares of Common Stock eligible to vote.

There were present at said meeting in person or by proxy, shareholders of the Corporation who were the holders of 4,320,039 (86.11%) shares of Common Stock entitled to vote thereat constituting a quorum.

Both proposals passed, with the votes listed below.

1.	Elect five directors to the Company’s Board of Directors for the ensuing year:

Election of Directors	Votes For	Votes Withheld
George H. Bruns, Jr.	1,536,744	538,590
James A. Cole	1,893,410	181,924
Garrett A. Garrettson	1,893,610	181,724
Kenneth A. Harvey	1,893,610	181,724
John C. Regazzi	1,564,328	511,006

The foregoing proposal passed; all nominees have been elected as Directors for the ensuing year.

2.	Ratify the appointment of Perry-Smith LLP as independent certified public accountants for the fiscal year ending March 31, 2012:

Votes For	Against	Abstain
4,015,917	298,965	5,157

The foregoing proposal has been approved.

No other matters were presented for approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED
Date: October 18, 2011
By: /s/ Patrick J. Lawlor
Patrick J. Lawlor
VP Finance, Chief Financial Officer and Secretary